Exhibit 24.6

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and/or directors of Koppers Lambson Limited, a company organized under the laws of the United Kingdom (the “Company”), hereby constitutes and appoint Brian H. McCurrie and Steven R. Lacy, and each of them, the true and lawful agents and attorneys-in-fact of the undersigned, with full power and authority in said agents and attorneys-in-fact, and in either or both of them, to sign for the undersigned and in their respective names as officers and/or directors of the Company this registration statement (“Registration Statement”) on Form S-3 or other appropriate form for the registration under the Securities Act of 1933, as amended (the “Securities Act”), and pursuant to Rule 415 thereunder relating to the registration of the continuous or delayed offer with a proposed aggregate offering amount of up to $325,000,000 in an offering by the Company, Koppers Holdings, Inc. (the “Parent”) and certain other subsidiaries of the Parent, in one or more series of (i) senior and subordinated debt securities issued by the Parent and/or Koppers Inc. and related guarantees of debt securities by certain of the Parent’s subsidiaries (“Debt Securities”), (ii) shares of the Parent’s common stock, par value $0.01 per share, (iii) shares of the Parent’s preferred stock, par value $0.01 per share (“Preferred Stock”), (iv) depositary shares representing Preferred Stock (“Depositary Shares”), or (iv) warrants for the purchase of Common Stock, Preferred Stock or Debt Securities (“Warrants”); any and all amendments and supplements to the Registration Statement (including stickers, pre-effective and post-effective amendments); any and all additional registration statements relating to the same offering of securities as the Registration Statement that are filed pursuant to Rule 462(b) under the Securities Act and to attest to the seal of the Company thereon; and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, any state securities commission and any applicable securities exchange or securities self-regulatory organization; hereby granting to said attorneys-in-fact and agents, and each of them acting alone, the full power and authority to do and perform every act and thing requisite, necessary or advisable to be done in and about the premises, as fully and to all intents and purposes as any such officer and/or director might or could do in person; and said persons are authorized to take or cause to be taken any and all such further actions in connection therewith in the name and on behalf of the Company as they, in their sole discretion, deem necessary or appropriate.

Signature	Capacity	Date

/s/ Walter W. Turner Walter W. Turner	Director	August 27, 2009